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                                                                      Exhibit 21

                         Subsidiaries of the Registrant





Parent
------

FirstBancorporation, Inc.

                                    Percentage        Jurisdiction or
Subsidiaries                        of Ownership   State of Incorporation
------------                        ------------   ----------------------

FirstBank, N.A.                         100%            United States

First Securities Corporation (1)        100%            South Carolina

_____________
(1) Wholly-owned by FirstBank, N.A.